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As filed with the Securities and Exchange Commission on June 27, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware	38-2046833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5251 DTC Parkway
Suite 1400
Greenwood Village, Colorado 80111
(303) 220-0100
(Address of principal executive offices)

CIBER, INC. EMPLOYEE STOCK PURCHASE PLAN
CIBER, INC. EQUITY INCENTIVE PLAN
CIBER, INC. NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
(Full title of plans)

With copies to:
Mac J. Slingerlend	Paul Hilton, Esq.
Chief Executive Officer	Brobeck, Phleger & Harrison LLP
5251 DTC Parkway, Suite 1400	370 Interlocken Boulevard, Suite 500
Greenwood Village, Colorado 80111	Broomfield, Colorado 80021
(303) 220-0100	(303) 410-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $0.01 per share ("Common Stock")	5,100,000 shares(3)	$6.65	$33,915,000	$3,121

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the CIBER, Inc. Employee Stock Purchase Plan, the CIBER, Inc. Equity Incentive Plan, or the CIBER, Inc. Non-Employee Directors' Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effectuated without the Company's receipt of consideration which results in an increase in the number of outstanding shares of the Company's Common Stock.

(2)
Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h)(1), based upon the closing price of the Company's Common Stock on June 26, 2002 as quoted on The New York Stock Exchange.

(3)
2,000,000 shares of Common Stock relate to the CIBER, Inc. Employee Stock Purchase Plan; 3,000,000 shares of Common Stock relate to the CIBER, Inc. Equity Incentive Plan; and 100,000 shares of Common Stock relate to the CIBER, Inc. Non-Employee Directors' Stock Option Plan.

EXPLANATORY NOTE

        Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 covers the registration of 2,000,000 additional shares of Common Stock of CIBER, Inc., a Delaware corporation (the "Company") issuable pursuant to the CIBER, Inc. Employee Stock Purchase Plan. As permitted by Rule 429, the Prospectus that contains the information required pursuant to Section 10(a) of the Securities Act, as amended (the "Securities Act"), and that relates to this Registration Statement, is a combined Prospectus that also relates to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the "Commission") on December 29, 1994 (No. 33-87978), a Registration Statement on Form S-8, filed with the Commission on April 21, 1997 (No. 333-25543) and a Registration Statement on Form S-8, filed with the Commission on May 22, 2001 (No. 333-61388), which registration statements also relate to the CIBER, Inc. Employee Stock Purchase Plan. The contents of such registration statements are incorporated herein by reference.

        Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 covers the registration of 3,000,000 additional shares of Company Common Stock issuable pursuant to the CIBER, Inc. Equity Incentive Plan. As permitted by Rule 429, the Prospectus that contains the information required pursuant to Section 10(a) of the Securities Act, and that relates to this Registration Statement, is a combined Prospectus that also relates to a Registration Statement on Form S-8, filed with the Commission on December 29, 1994 (No. 33-88050), a Registration Statement on Form S-8, filed with the Commission on April 21, 1997 (No. 333-25545), a Registration Statement on Form S-8, filed with the Commission on July 14, 1998 (No. 333-59015) and a Registration Statement on Form S-8, filed with the Commission on December 9, 1999 (No. 333-91969), which registration statements also relate to the CIBER, Inc. Equity Incentive Plan. The contents of such registration statements are incorporated herein by reference.

        Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 covers the registration of 100,000 additional shares of Company Common Stock issuable pursuant to the CIBER, Inc. Non-Employee Directors' Stock Option Plan. As permitted by Rule 429, the Prospectus that contains the information required pursuant to Section 10(a) of the Securities Act, and that relates to this Registration Statement, is a combined Prospectus that also relates to a Registration Statement on Form S-8, filed with the Commission on December 29, 1994 (No. 33-88046)., which registration statement also relates to the CIBER, Inc. Non-Employee Directors' Stock Option Plan. The contents of such registration statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

        CIBER, Inc., a Delaware corporation (the "Company"), hereby states that the following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated into this Registration Statement by reference as of their date of filing with the Commission.

  (a)
  The Company's Annual Report on Form 10-K filed with the Commission on March 15, 2002, pursuant to the Exchange Act;

  (b)
  The Company's Quarterly Report on Form 10-Q filed with the Commission on May 9, 2002 pursuant to the Exchange Act;

  (c)
  The Company's Registration Statement on Form 8-A as filed with the Commission on September 14, 1998 and Registration Statement on Form 8-A as filed with the Commission on February 25, 1994, in each case pursuant to the Exchange Act, in which the terms, rights and provisions applicable to the Company's common stock are described; and

  (d)
  All other documents subsequently filed by the company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Number	Exhibit
5.1	Opinion of Brobeck, Phleger & Harrison LLP.
23.1	Consent of Brobeck, Phleger & Harrison LLP. Contained in Exhibit 5.1.
23.2	Consent of KPMG LLP.
24.1	Power of Attorney. Included on Signature Page.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on June 27, 2002.

CIBER, INC.
By:	/s/ MAC J. SLINGERLEND Mac J. Slingerlend President and Chief Executive Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mac J. Slingerlend, David G. Durham and Christopher L. Loffredo with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BOBBY G. STEVENSON Bobby G. Stevenson	Chairman and Director	June 27, 2002
/s/ MAC J. SLINGERLEND Mac J. Slingerlend	President/Chief Executive Officer/Secretary and Director (Principal Executive Officer)	June 27, 2002
/s/ DAVID G. DURHAM David G. Durham	Senior Vice President/ Chief Financial Officer and Treasurer (Principal Financial Officer)	June 27, 2002
/s/ CHRISTOPHER L. LOFFREDO Christopher L. Loffredo	Vice President/Chief Accounting Officer (Principal Accounting Officer)	June 27, 2002
/s/ JAMES A. RUTHERFORD James A. Rutherford	Director	June 27, 2002
Archibald J. McGill	Director	June , 2002
James C. Spira	Director	June , 2002
/s/ GEORGE A. SISSEL George A. Sissel	Director	June 27, 2002

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Brobeck, Phleger & Harrison LLP.
23.1	Consent of Brobeck, Phleger & Harrison LLP. Contained in Exhibit 5.1.
23.2	Consent of KPMG LLP.
24.1	Power of Attorney. Included on Signature Page.

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EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX